SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): October 2, 2002



                        MACE SECURITY INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)



        Delaware                       0-22810                    03-0311630
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   (State or other jurisdiction       (Commission              (IRS Employer
   of incorporation)                  File Number)         Identification No.)



                    1000 Crawford Place, Suite 400
                    Mt. Laurel, New Jersey                          08054
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           (Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code: (856) 778-2300
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                                 Not Applicable
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          (Former name or former address, if changed since last report)



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ITEM 5.              Other Events

On October 2, 2002, the Company was advised by Nasdaq that its common stock has failed to maintain a minimum bid price of $1.00 over the last 30 consecutive trading days as required by the Nasdaq National Market under Marketplace Rules. The Company has been provided 90 calendar days, or until December 31, 2002, to regain compliance with the Marketplace Rules by maintaining a bid price of the Company's common stock of at least $1.00 for a minimum of 10 consecutive trading days (or longer, at the discretion of Nasdaq). If the Company is unable to demonstrate compliance with the Rule on or before December 31, 2002, Nasdaq will provide the Company with written notification that its securities will be delisted. The Company may appeal such a decision to a Nasdaq Listing Qualifications Panel, or it may apply to transfer its securities to the Nasdaq SmallCap Market ("SmallCap Market"). To transfer, the Company must satisfy the continued inclusion requirements for the SmallCap Market, which makes available an extended grace period for the minimum $1.00 bid price requirement. If the transfer application is submitted by December 31, 2002 and if the application is approved, the Company will be afforded the 180 calendar day SmallCap Market grace period or until March 31, 2002. The Company may also be eligible for an additional 180 calendar day grace period provided that it meets the initial listing criteria for the SmallCap Market under Marketplace Rules. Furthermore, the Company may be eligible to transfer back to the Nasdaq National Market if, by September 29, 2003, its bid price maintains the $1.00 per share requirement for 30 consecutive trading days and it has maintained compliance with all other continued listing requirements on that market.






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                                  SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         MACE SECURITY INTERNATIONAL, INC.



Date: October 3, 2002                  By: /s/ Gregory M. Krzemien
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                                           Gregory M. Krzemien
                                           Chief Financial Officer and Treasurer







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